UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2024

Global Technology Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40948	66-0969672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 US Hwy 50, Suite 309 Zephyr Cove, Nevada 89488
(Address of principal executive offices, including zip code)

(307) 203-7980

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GTACU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, $0.0001 par value,	GTAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GTACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously reported, on May 14, 2024, Global Technology Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“GTAC”), entered into a Business Combination and Merger Agreement (the “Merger Agreement”) with Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares and a direct, wholly owned subsidiary of GTAC (“Merger Sub”) and Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”).

On August 18, 2024 (the “Effective Date”), the parties to the Merger Agreement entered into that certain Termination Agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the Merger Agreement pursuant to Section 11.1(d) of the Merger Agreement, effective immediately. Pursuant to the Termination Agreement, as of the Effective Date, the Merger Agreement will be of no further force and effect (other than certain customary limited provisions that survive the termination pursuant to the terms of the Merger Agreement) and the ancillary agreements entered into in connection with the Merger Agreement will also automatically terminate in accordance with their respective terms. Pursuant to the Termination Agreement, the Company has agreed to pay GTAC a termination fee of $3,200,000 within 30 days of the Effective Date (the “First Termination Payment”), and if GTAC liquidates prior to entering into another definitive agreement to consummate an initial business combination (a “Second BCA”), the Company has agreed to pay GTAC an additional termination fee of $1,496,584.89 within 30 days following the date GTAC provides written notice to the Company that (i) the board of directors of GTAC adopted resolutions to liquidate and wind up GTAC, (ii) GTAC has publicly disclosed such resolutions, and (iii) GTAC has redeemed its public shares (the “Second Termination Payment”), which termination payments reflect certain fees, costs and expenses incurred by GTAC in pursuit of a business combination with the Company. For the avoidance of doubt, in the event GTAC enters into a Second BCA, the Company shall have no obligation to make the Second Termination Payment. Following the Effective Date, GTAC intends to withdraw its registration statement on Form F-4, filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2024.

The Termination Agreement contains mutual releases of claims, covenants not to sue and non-disparagement covenants by all parties thereto. GTAC’s release of claims is conditional upon the Company’s payment of the First Termination Payment and, if applicable, the Second Termination Payment.

The foregoing descriptions of the Merger Agreement and the Termination Agreement are qualified in their entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by GTAC on May 24, 2024, and the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination Agreement, dated as of August 18, 2024, among Global Technology Acquisition Corp. I, Global Technology Merger Sub Corporation and Tyfon Culture Holdings Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2024

GLOBAL TECHNOLOGY ACQUISITION CORP. I

By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Chief Executive Officer